Exhibit 32(b)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Sara K. Hyzer, Chief Financial Officer of WD-40 Company (the “Company”), have reviewed the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 2026 (the “Report”). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 26, 2026

/s/ SARA K. HYZER
Sara K. Hyzer Vice President, Finance and Chief Financial Officer